Exhibit 99.2

Additional Details Relating to the SciVac Therapeutics

and VBI Vaccines Merger Transaction

●	SciVac Therapeutics changed its name to VBI Vaccines
●	On May 6, 2016, each share of VBI Vaccines common stock was converted into the right to receive 0.520208 common shares of post-merger VBI Vaccines
●	On May 9, 2016, the combined entity began trading on The NASDAQ Capital Market under the symbol “VBIV”

CAMBRIDGE, MA (May 9, 2016) – VBI Vaccines Inc., a Delaware corporation (“VBI”), and SciVac Therapeutics Inc., a British Columbia corporation (“SciVac”), are pleased to announce the completion of the previously announced merger transaction, whereby SciVac acquired VBI. VBI survives the merger as a wholly-owned subsidiary of SciVac.

Listing Information

SciVac changed its name to VBI Vaccines Inc. and the combined entity commenced trading on The NASDAQ Capital Market under the symbol “VBIV” at market open on May 9, 2016.

VBI Vaccines Inc. is also listed on the Toronto Stock Exchange (“TSX”). The ticker will remain SciVac’s prior ticker, “VAC”, for several days post-closing to allow the TSX to reflect the name and symbol change, following which VBI Vaccines Inc. will trade on the TSX under its new symbol, “VBV”.

Exchange Ratio

In a press release announcing the proposed transaction on October 26, 2015, VBI announced the original exchange ratio of 20.808356 SciVac common shares for each VBI share of common stock. Subsequently, SciVac implemented a reverse split of its common shares at a ratio of 1-for-40 on April 29, 2016, which was reflected in the market on May 2, 2016. Following the reverse split, and in accordance with the terms of the merger agreement, the exchange ratio was automatically adjusted to 0.520208 SciVac common shares for each share of VBI common stock.

Headquarters and Operations

VBI Vaccines Inc., a British Columbia corporation (formerly, SciVac Therapeutics Inc.), has relocated its headquarters to VBI’s headquarters in Cambridge, Massachusetts, USA. It is currently planned that VBI’s legacy research and development facilities will remain in Ottawa, Ontario, Canada. Research, development, and manufacturing for Sci-B-Vac™ will remain in Rehovot, Israel. Additionally, it is currently planned that the company will maintain the SciVac trade name in Israel and will continue to sell Sci-B-Vac™ under that name. The SciVac facility in Rehovot also offers contract development and manufacturing services to the life sciences and biotechnology markets.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

Additional Information

Additional combined company information can be found at the VBI website:

●	Website Home: http://www.vbivaccines.com/
●	News and Insights: http://www.vbivaccines.com/wire/
●	Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: the anticipated benefits of the merger; and statements regarding the operation of each of VBI and SciVac’s historical businesses, including the expected development and/or commercialization of each of VBI and SciVac’s products.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Phone: (617) 830-3031 x128

Email: nbeattie@vbivaccines.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	3